EXHIBIT 5.1

March 22, 2010

The Frontier Fund

c/o	Equinox Fund Management, LLC,
its Managing Owner

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

Re:	Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-164269) dated March 22, 2010

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-164269) dated March 22, 2010, filed with the SEC on the date hereof (the “Registration Statement”), relating to the registration under the Securities Act of the units of beneficial interest of The Frontier Fund (the “Trust”) referenced in the Registration Statement (“Units”). The Trust was formed as a Delaware statutory trust on August 8, 2003.

In connection with the foregoing, we have examined originals or copies of such documents, records, certificates, agreements, and other documents as we deemed necessary or appropriate to examine for the purpose of this opinion, including the Registration Statement. In such examinations, we have assumed, and not independently verified, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all copies submitted to us. As to any facts material to such opinion, we have relied upon statements of representatives of the Trust.

Based upon and subject to the foregoing, it is our opinion that the Units to be offered for sale as described in the Registration Statement, when sold in the manner and under the conditions set forth therein, will be legally issued, fully paid, and non-assessable.

This opinion speaks as of the date hereof, and we assume no obligation to update this opinion as of any further date. We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and consent to the use of our name in the Registration Statement under the heading “Legal Matters.”

Sincerely,

/s/ Timothy P. Selby
Timothy P. Selby
Partner
Alston & Bird